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                                                                   EXHIBIT 10.20

                              *CORPORATE GUARANTEE

THIS DEED OF GUARANTEE executed at Mumbai this 8th day of February Two Thousand and Five by STERLITE INDUSTRIES (INDIA) LIMITED, a company within the meaning of the Companies Act, 1956 and having its Registered Office at B10/4 Waluj M.I.D.C. Industrial Area, Waluj, Dist. Aurangabad, Maharashtra (hereinafter referred to as "the Guarantor", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and permitted assigns)

                                  in favour of

ICICI BANK LIMITED, a public company incorporated under the Companies Act, 1956 and a banking company within the meaning of the Banking Regulation Act, 1949, having its registered office at Landmark, Race Course Circle, Vadodara 390 007 and its corporate office at ICICI Bank Towers, Bandra Kurla Complex, Mumbai 400 051 / and Regional Office at 2B, Gorky Terrace, Calcutta 700 017 (hereinafter referred to as 'the Lenders", which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns).

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*    The Guarantee to be accompanied by requisite approvals eg, Board
     Resolutions, approval under Section 372 A, Legal opinion from counsel in case of offshore guarantor, other

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WHEREAS

(1) INDIA FOILS LIMITED, a Company within the meaning of the Companies Act,1956, and having its Registered Office at 1, Sagore Dutta Ghat Road, Kamarhati, Calcutta -700 058. (hereinafter referred to as "the Borrower") has requested the lenders to lend and advance to it Rupee term loan of Rs.1020 million (Rupees One thousand and twenty million)

(1)(2) The Lenders have agreed in principle to lend and advance to the Borrower sum to the maximum extent of Rs. 1020.0 million (Rupee One thousand and twenty only)(hereinafter referred to as "the Facility") on the terms and conditions contained in the ** Corporate Rupee loan Facility Agreement dated the 8th day of February 2005 read together with the Letter of Amendment dated the 8th day of February entered into between the Borrower and the Lenders (hereinafter referred to as "the Facility Agreement").

OR

(2)(2)(a) The Lenders have agreed in principle to lend and advance to the Borrower sum to the maximum extent of Rs. 1020.0 million (Rupees One thousand and twenty million only)(hereinafter referred to as
          "the Facility") inter alia, on the terms and, conditions contained in
          the Letter of Intent No.     dated the 8th day of Feb 2005 addressed
          by the Lenders to the Borrower, the General Conditions No. GC-C-99.
          * *and in the Standard Corporate Rupee loan Facility Agreement to be entered into between the Borrower and the lenders, the terms, conditions and provisions whereof have been noted by the Guarantors (hereinafter collectively referred to as "the Facility Agreement").

NOW THIS DEED WITNESSETH AS FOLLOWS:

In consideration of the premises, the Guarantors hereby unconditionally, absolutely and irrevocably guarantee to and agree with the Lenders as follows:

(1)  The Lenders shall have the sole discretion -

     (i) to make disbursement(s) and/or interim disbursement(s) to the Borrower from out of the Facility and/or at such time, on such conditions and in such manner as the Lenders may decide.

(2) The Borrower shall duly and punctually repay the *Facility together with all interest, liquidated damages, commitment charges, premia on prepayment or on

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(1)  To be returned if Facility Agreement is executed on date of execution of
     Guarantee.
(2) To be retained if Facility Agreement is not executed on date of execution of Guarantee.

*    Delete whichever is not applicable

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     redemption, costs, expenses, and other monies including in any increase as a result of devaluation! revaluation/ fluctuation in the rate of exchange of the foreign currencies involved in accordance with the. Facility Agreement and perform and comply with all the other terms, conditions and covenants contained in the Facility Agreement.

3. In the event of any default on the part of the Borrower in payment/ repayment of any of the moneys referred to above, or in the event of any default on the part of the Borrower to comply with or perform any of the terms, conditions and covenants contained in the Facility Agreement, the Guarantors shall, upon demand, forthwith pay to the lenders without demur all the amounts payable by the Borrower under the Facility Agreement.

4. The Guarantors shall also indemnify and keep the lenders indemnified against all losses, damages, costs, claims and expenses whatsoever which the Lenders may suffer, payor incur by reason of or in connection with any such default on the part of the Borrower including legal proceedings taken against the Borrower and/or the Guarantors for recovery of the moneys referred to in Clause 2 above.

*    Delete if not applicable.

5. The Guarantors hereby agree that, without the concurrence of the Guarantors, the Borrower and the Lenders shall be at liberty to vary, alter or modify the terms and conditions of the Facility Agreement and of the security documents executed by the Borrower in favour of the Lenders and in particular to defer, postpone or revise the repayment of the Facility and/or payment of interest and other monies payable by the Borrower to the Lenders on such terms and conditions as may be considered necessary by the Lenders including any increase in the rate of interest. The Lenders shall also be at liberty to absolutely dispense with or release all or any of the security/securities furnished or required to be furnished by the Borrower to the Lenders to secure the Facility. The Guarantors agree that the liability under this Guarantee shall in no manner be affected by any such variations, alterations, modifications, waiver, dispensation with or release of security, and that no further consent of the Guarantors is required for giving effect to any such variation, alteration, modification, waiver, dispensation with, or release of security.

6. The Lenders shall have full liberty, without notice to the Guarantors and without in any way affecting this guarantee, to exercise at any time and in any manner any power or powers reserved to the Lenders under the Facility Agreement, to enforce or forbear to enforce payment of the Facility or any part thereof or interest or other moneys due to the Lenders from the Borrower or any of the remedies or securities available to the Lenders, to enter into any composition or compound with or to grant time or any other indulgence or facility to the Borrower AND the Guarantors shall not be released by the exercise by the Lenders of their liberty in regard to the matters referred to above or by any act or omission on the part of the Lenders or by any other matter or thing whatsoever which under the law relating to sureties would but for this provision have the effect of so releasing the Guarantors AND the Guarantors hereby waive in favour of the Lenders so far as may be necessary to give effect to any of the provisions of this Guarantee, all the suretyship and other rights which the Guarantors might otherwise be entitled to enforce.

7. This Guarantee shall be enforceable against the Guarantors notwithstanding that

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     any security or securities comprised in any instrument(s) executed or to be executed by the Borrower in favour of the Lenders shall, at the time when the proceedings are taken against the Guarantors on this Guarantee, be outstanding or unrealised or lost.

8. The Guarantors hereby agree and give consent to the sale, mortgage on prior, pari passu or second charge basis, release etc., of any of the assets by the Borrower from time to time as may be approved by the Lenders or the transfer of any of the assets of the Borrower from one unit to the other or to the release or lease out by the Lenders any or whole of the assets charged to the Lenders on such terms and I conditions as the Lenders may deem fit and this may be treated as a standing and continuing consent for each and every individual act of transfer, mortgage, release or lease of any of such assets of the Borrower. The Guarantors hereby declare and agree that no separate consent for each such transfer, mortgage, release or lease any of such assets would be necessary in future.

9. The Guarantors hereby agree and declare that the Borrower will be free to avail of further Loan or other facilities from the Lenders or any other financial institution or bank in addition to the Facility and/or to secure the same during the subsistence of this guarantee and in that event the guarantee herein contained will not be affected or vitiated in any way whatsoever but will remain in full force and effect and binding on the Guarantors.

10. The rights of the Lenders against the Guarantors shall remain in full force and effect notwithstanding any arrangement which may be reached between the Lenders and the other Guarantor/s, if any, or notwithstanding the release of that other or others from liability and notwithstanding that any time hereafter the other Guarantor/s may cease for any reason whatsoever to be liable to the Lenders, the Lenders shall be at liberty to require the performance by the Guarantors of their obligations hereunder to the same extent in all respects as if the Guarantors had at all times been solely liable to perform the said obligations.

11. To give effect to this Guarantee, the Lenders may act as though the Guarantors were the principal debtors to the Lenders.

12. The Guarantors hereby declare and agree that they have not received and shall not, without the prior consent in writing of the Lenders receive any security or commission from the Borrower for giving this guarantee so long any monies remain due and payable by the Borrower to the Lenders under the Facility Agreement.

13. The Guarantors shall not in the event of the liquidation of the Borrower prove in competition with the Lenders in the liquidation proceedings.

14. A certificate in writing signed by a duly authorised official of the Lenders shall be conclusive evidence against the Guarantors of the amount for the time being due to the Lenders from the Borrower in any action or proceeding brought on this Guarantee against the Guarantors.

15. This Guarantee shall not be wholly or partially satisfied or exhausted by any payments made to or settled with the Lenders by the Borrower and shall be valid and binding on the Guarantors and operative until repayment in full of all moneys due to the Lenders under the Facility Agreement/Bridge Loan Agreement.

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16.  This Guarantee shall be irrevocable and the obligations of the Guarantors hereunder shall not be conditional on the receipt of of any prior notice by the Guarantors or by the Borrower and the demand or notice by the Lenders as provided In Clause 20 hereof shall be sufficient notice to or demand on the Guarantors.

17. The liability of the Guarantors under this Guarantee shall not be affected by-

     i) any change in the constitution or winding up of the Borrower or any absorption, merger or amalgamation of the Borrower with any other company, corporation or concern; or

     ii) any change in the management of the Borrower or take over of the management of the Borrower by Central or State Government or by any other authority; or

     (iii) acquisition or nationalisation of the Borrower and/ or of any of its undertaking(s) pursuant to any law; or

     iv)  any change in the constitution of the Lenders; or

     v) any change in the set up of the Guarantors which may be by way of change in the constitution, winding up voluntary or otherwise, absorption, merger or amalgamation or otherwise; or

     vi) the absence or deficiency of powers on the part of the Guarantors to give guarantees and/ or indemnities or any irregularity in the exercise of such powers.

18. This Guarantee shall be a continuing one and shall remain in full force and effect till such time the Borrower repays in full the Facility/Bridge Loans together with all interest, liquidated damages, commitment charges, premia on prepayment or on redemption, costs, expenses and other monies including any increase as a result of devaluation/ revaluation/ fluctuation in the rate of foreign currencies involved that may from time to time become due and payable and remain unpaid to the Lenders under the Facility Agreement/Bridge Loan Agreement.

19. The liability of the Guarantors hereunder shall not exceed the sum of Rs. 1020.0 million plus all interest, liquidated damages, commitment charge, premia on prepayment or on redemption, costs, expenses and other monies payable by the Borrower to the Lenders under the Facility Agreement/Bridge Loan Agreement.

20. Any demand for payment or notice under this Guarantee shall be sufficiently given if sent by post to or left at the last known address of the Guarantors or their successors or assigns, as the case may be, such demand or notice is to be made or given, and shall be assumed to have reached the addressee in the course of post, if given by post, and no period of limitation shall commence to run in favour of the Guarantors until after demand for payment in writing shall have been made or given as aforesaid and in proving such notice when sent by post it shall be sufficiently proved that the envelope containing the notice was posted and a certificate by any of the responsible officers of the Lenders that to the best of his

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     knowledge and belief, the envelope containing the said notice was so posted shall be conclusive as against the Guarantors, even though it was returned unserved on account of refusal of the Guarantors or otherwise.

21. This Guarantee shall be governed by and construed in accordance with the laws of India.

22. The Guarantors agree that any legal action or proceedings arising out of this Guarantee shall be brought in the courts or tribunals at Mumbai in India and irrevocably submit themselves to the jurisdiction of such courts and tribunals. The Lenders may, however, in their absolute discretion commence any legal action or proceedings arising out of this Guarantee in any other court, tribunal or other appropriate forum, and the Guarantors hereby consent to that jurisdiction.

23. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisidiction, be ineffective to the extent of prohibition or unenforceability but shall not invalidate the remaining provisions of this Guarantee or affect such provision in any other jurisdiction.

24.  The Guarantors hereby agree, confirm and undertake that:

     (1) The Lenders shall, as it may deem appropriate and necessary, be entitled to disclose all or any:

     (i)  information and data relating to the Guarantors;

     (ii) information or data relating to this Guarantee or any other guarantee(s) furnished by the Guarantors in favour of the Lenders;

     (iii) obligations assumed / to be assumed by the Guarantors in relation to the Facility under this Guarantee or any other guarantee furnished by the Guarantors for any other credit facility granted / to be granted by the Lenders;

     (iv) default, if any, committed by the Guarantors in discharge of the aforesaid obligations,

          to any agency / credit bureau ("the Agency") authorised in this behalf by Reserve Bank of India ("RBI");

     (2) The Agency so authorised may use, process the aforesaid information and data disclosed by the Lenders in the manner as deemed fit by them;

     (3) The Agency so authorised may furnish for consideration, the processed information and data or products thereof prepared by them, to banks / financial institutions and other credit grantors or registered users, as may be specified by RBI in this behalf;

     (4) The information and data furnished by the Guarantors to the Lenders from time to time shall be true and correct.

*25. The Guarantors agree and declare that the rights and powers conferred on the Lenders by these presents shall be joint and several and shall be deemed always to be so and they may be exercised by the Lenders accordingly.

*    Applicable only if joint and several Corporate Guarantee is given.

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IN WITNESS WHEREOF the Guarantors has caused its Common Seal to be affixed to these presents on the day I month and year first hereinabove written.

**The Common Seal of                         )
Limited has, pursuant to the Resolution of   )
its Board of Directors passed in that behalf ) /s/ Shri Navin Agarwal
on the 28th day of January 2005, hereunto    )
been affixed in the presence of Shri Navin   ) /s/ Shri Ramesh Venkat
Agarwal, Directors who have signed these     )
presents in token) thereof and Shri Ramesh   )
Venkat Secretary / authorized person who has )
countersigned the same in token thereof.     )






**    In accordance with Articles of Association of the Guarantors